                               NEDAK ETHANOL, LLC

                                     AMENDED
                                       and
                                    RESTATED
                               OPERATING AGREEMENT

THIS RESTATED OPERATING AGREEMENT (this "Agreement") is made and entered into as of April 16, 2006 by NEDAK  Ethanol,  LLC (the  "Company"),  a Nebraska  limited liability company.

In consideration of the mutual covenants  contained  herein,  and other good and valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

As used in  this  Agreement,  the  following  terms  shall  have  the  following meanings:

1.1 "Act" shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 "Affiliate" shall mean, in the case of any Person (the "Specified--Person"), any  other  Person  (a)  that  directly,  or  indirectly  through  one  or  more intermediaries,  controls,  is controlled by or is under common control with the
Specified Person,  or (b) that is an officer,  Director,  Director,  employee or agent of,  partner or Member in, or trustee of, or serves in a similar  capacity with respect to, the Specified  Person or an Affiliate of the Specified  Person,
or (c) of which the Specified Person is an officer, Director, Director employee, agent, partner, Member or trustee, or serves in a similar capacity.

1.3 "Agreement" shall mean this Operating  Agreement,  as originally executed or as amended, modified, supplemented or restated from time to time

1.4 "Capital Account Balance" shall have the meaning set forth in Section 5.1.

1.5 "Capital  Contribution" shall mean, in the case of any Member as of any date of determination,  the aggregate amount of cash, property, or services rendered, or a promissory note or other binding  obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member's  share of any of the Company's  liabilities as determined in accordance with the Code and Treasury  Regulations (or, if such
Member is not the original  holder of the  Interest of such Member,  the Capital
Contribution  with  respect to the  Interest).  In the event that any capital is returned to a Member,  such Member's Capital  Contribution  shall be adjusted to reflect such return.

1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor  statute or subsequent  codification or recodification of the federal income tax laws of the United States.

1.7  "Company"  shall mean NEDAK  Ethanol,  LLC,  a Nebraska  limited  liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.8  "Distribution"  shall mean any distribution  pursuant to Section 5.4 by the
Company of cash to the Members or any Distribution in Kind.

1.9  "Distribution  in Kind" shall have the meaning set forth in paragraph(b) of
Section 5.4.

1.10 "Interest" shall mean, in the case of any Member at any time, such Member's share of the  Profits  and  Losses of the  Company at such time and the right of such Member to receive  distributions of Company assets to

which such Member may be entitled as provided in this  Agreement and  applicable law, and the right of such Member to vote and  participate  in the management of the Company as provided in this Agreement.

1.11 "Losses" shall mean the net losses and deductions of the Company determined in accordance with accounting principles  consistently applied from year to year employed  under the method of accounting  adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.12 "Director"  shall mean one or more Persons  designated by the Members to be
Members of the Board of  Directors.  The "Board of  Directors"  or "Board" shall manage the Company as provided in Article 6.

1.13  "Majority in Interest"  shall mean the  affirmative  vote of those Members holding more than 50 percent of the  Percentage  Interests.  With respect to the
Board,  "Majority  of the Board"  shall mean the  affirmative  vote of more than fifty percent (50 percent) of the Directors.

1.14  "Member"  shall  mean any  Person  who,  at the time  referenced,  owns an
Interest in the Company.

1.15  "Officer"  shall mean a Member or other Person  designated by the Board or
Members as provided in Section 6.11.

1.16 "Person"  shall mean an  individual,  a  partnership,  a joint  venture,  a corporation,  a limited liability company, a trust, an estate, an unincorporated organization  or any other entity or a government  or any  department  or agency thereof.

1.17 "Percentage  Interest" means the percentage figure calculated by dividing a
Member's  Capital  Account  Balance  at any  given  time by the total sum of the
Capital Account Balances of all Members.

1.18 "Pro Rata" means the ratio computed by dividing the Units of each Member to whom a  particular  provision  of this  Agreement  is  stated  to  apply  by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.19 "Profits" shall mean the net income and gains of the Company  determined in accordance with  accounting  principles  consistently  applied from year to year employed  under the method of accounting  adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.  Profits includes taxable income, capital gain, and income exempt from taxation.

1.20 "Publicly Traded  Partnership" shall mean a partnership whose interests are traded  on an  established  securities  market,  or are  readily  tradable  on a secondary market (or the substantial equivalent thereof).

1.21 "Qualified  Matching  Service  Program" shall mean a matching  service that satisfies the requirements of a qualified matching service within the meaning of
Treasury Regulation Section 1.7704-l(g)(2), as amended from time to time, during limited time periods  specified  and approved by Board from time to time, in its sole discretion.

1.22 "Super-Majority  Vote" or "Two-Thirds  Majority" shall mean the affirmative vote of those  Members  holding  more than  Two-Thirds  (2/3) of the  Percentage
Interests.  With respect to the Board,  "Super-  Majority  Vote" or  "Two-Thirds
Majority" shall mean the affirmative  vote of more than two-thirds  (2/3) of the
Directors.

1.23 "Transfer" or derivations  thereof, of a Unit or Interest means, as a noun, the sale, assignment,  exchange, pledge, hypothecation or other disposition of a
Unit or Interest,  or any part  thereof,  directly or  indirectly,  or the sale,
assignment,   exchange,  pledge,  hypothecation,   or  other  disposition  of  a
controlling  interest  in the  equity  securities  of a  Member,  and as a verb,
voluntarily  to  transfer,  sell,  assign,  exchange,   pledge,  hypothecate  or
otherwise dispose of.

1.24  "Treasury  Regulations"  shall mean the  regulations  of the United States
Department of the Treasury pertaining to the income tax, as from time to time in force.

1.25 "Units" means equal Units of the entire  ownership  interest of all Members of the Company,  and all rights and  liabilities  associated  therewith,  at any
particular  time,  including,   without  limitation,   rights  to  distributions
(liquidating or otherwise), allocations, information, and consent or approve.

1.26 "Value" shall mean, with respect to any Distributions,  if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (e) of Section 5.4.

                                   ARTICLE II
                            STRUCTURE OF THE COMPANY

2.1 Formation.  The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering  Articles of  Organization to the  Secretary  of State of the State of Nebraska  for filing.  The Board may take such  further  actions as it deems  necessary  or  advisable  to permit the
Company to conduct business as a limited  liability company in any jurisdiction.
The rights and  liabilities  of the  Members  under this  Agreement  shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be NEDAK Ethanol, LLC, or any other name permitted by the Act as the Members shall  afterwards  designate by  appropriate amendment to the Company's Articles of Organization.

2.3 Principal  Office.  The principal office of the Company shall be at 118 East
State Street,  Atkinson,  Nebraska  68713 or such place as the Members may, from time to time,  designate by appropriate  amendment to the Company's  Articles of
Organization.  The Board may  establish  additional  places of business  for the
Company when and where required by the business of the Company.

2.4 Names and Addresses of Members. The names, addresses,  Capital Contributions and  number of Units  held by each  Member  are set forth on  Appendix A to this
Agreement  which shall be modified  from time to time as  Transfers  occur or as additional Units are issued pursuant to the provisions of this Agreement.

2.5 Member Units and Register.  Ownership rights in the Company are evidenced by
Units.  The  Company  shall  maintain a  Membership  register  (the  "Membership
Register") at its principal  office or by a duly appointed  agent of the Company setting forth the name, address,  Capital Contributions and number of Units held by each Member which shall be modified  from time to time as Transfers  occur or as additional Units are issued pursuant to the provisions of this Agreement.

2.6 Fiscal Year. The fiscal year of the Company shall begin on January l and end on  December  31 of each  year.  The  fiscal  year in which  the  Company  shall terminate shall end on the date of termination of the Company.

2.7 No  Partnership.  The Directors  and the Members  intend that as a result of this  Agreement:  (i)  the  Company  not be a  partnership  (including,  without limitation,  a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member,  for any purposes other than federal and state tax purposes,  and (iii) this  Agreement may not be construed to suggest  otherwise.
This Section 2.7 does not prohibit any Member or Director,  in his individual or independent  capacity,  from being  associated  with  another  Member or another
Person.

2.8 Intent of this Agreement.

     (a) The parties to this Agreement have reached an understanding  concerning various aspects of (i) their business  relationship with each other and (ii) the organization  and  operation of the Company and its  business.  They wish to use rights created by statute to record and bind themselves to that understanding.

     (b) The parties intend for this Agreement to control,  to the extent stated
or fairly  implied,  the  business  and affairs of the  Company,  including  the
Company's governance structure and the Company's  dissolution and winding up, as well as the relations among the Company's Members.

2.9 Advice of Counsel. Each Person signing this Agreement:  (a) understands that this Agreement contains legally binding provisions;  (b) has had the opportunity to consult with that  Person's  own lawyer;  and (c) has either  consulted  that lawyer or consciously decided not to consult a lawyer.

                                  ARTICLE III
                             BUSINESS OF THE COMPANY

     The  Company  may engage in any  lawful  business,  other  than  banking or insurance. The Agreement shall be construed in light of such purpose.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital.  The Members listed on Appendix A to this Agreement shall have  contributed  the cash to the  capital of the Company as set forth on
Appendix A. The Capital  Contributions  set forth on Appendix A shall be made by each of such Members  within  thirty (30)  calendar  days after the last date of execution of this Agreement by the Members listed on Appendix A.

4.2 Additional  Capital  Contributions.  No Member shall be required to make any additional  contributions  to the  capital of the  Company.  No Member  shall be obligated to satisfy any negative Capital Account Balance,  except to the extent expressly set forth herein or in the Articles of  Organization.  No Member shall be paid interest on any Capital Contribution.

4.3  Maximum  Ownership.  No  Member  together  with its  Affiliates  shall  own
Percentage Interests in the Company in excess of forty percent (40%).

4.4 Withdrawal or Reduction of Members' Capital Contributions. The withdrawal or reduction  of Members'  contributions  to the  capital of the  Company  shall be governed by Section 21-2619 of the Act, as amended from time to time;  provided, however:

     (a) No Member  has the  right to  withdraw  all or any part of his  Capital
Contribution   or  to  receive   any  return  on  any  portion  of  his  Capital
Contribution,   except  as  may  be  otherwise  specifically  provided  in  this
Agreement.  Under circumstances  involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

     (b) No Member shall have priority over any other Members,  either as to the return of Capital  Contributions or as to Losses and Profits,  or distributions, except as otherwise provided herein.

4.5 Loans from  Directors  and  Members.  The Company may borrow  money from and enter into other  transactions  with any Director or Member.  Borrowing  from or engaging in other  transactions  with one or more  Directors or Members does not obligate the Company to provide  comparable  opportunities to other Directors or
Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory  note made payable from the Company to such  Director or Member.
Loans by a Director or Member to the  Company  shall not be  considered  Capital
Contributions and shall be repaid pursuant to Section 5.4(a) below.

4.6 Loans by Company  to  Members.  Unless  otherwise  approved  by the Board of
Directors, the Company will not make any loans to Members.

                                   ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital  Accounts.  A "Capital Account" shall be established for each Member on  the  books  of  the  Company  and  maintained  in  accordance  with  Section
1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

     (a) To each Member's Capital Account there shall be credited:

          (i)  the  cash  and  the  Value  of  any  property   other  than  cash
               contributed by such Member to the capital of the Company;

          (ii) such Member's allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

          (iii) the amount of any Company  liabilities assumed by such Member of which are secured by any property of the Company  distributed  to such Member.

The  principal  amount of a  promissory  note which is not readily  traded on an established  securities  market and which is  contributed  to the Company by the maker of the note shall not be  credited  to the  Capital  Account of any Member until the Company makes a taxable  disposition of the note or until (and only to the extent) principal payments are made on the note.

     (b)  To each Member's Capital Account there shall be debited:

          (i)  the amount of cash and the Value of any property  other than cash distributed to such Member pursuant to Section 5.4;

          (ii) such Member's  allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

          (iii) the  amount of any  liabilities  of such  Member  assumed by the
               Company or which are secured by any property  contributed by such
               Member to the Company.

Provided;  however, all of the foregoing to be determined in accordance with the rules set forth in Section  1.704-1(b)(2)(iv)  of the Treasury  Regulations,  as
amended from time to time.

5.2  Allocation  of Profits.  Profits of the Company  shall be  allocated to the
Members according to their Percentage Interests.

5.3  Allocation  of Losses.  Losses of the  Company  shall be  allocated  to the
Members according to their Percentage Interests.

5.4 Distributions.

     (a) The Board of Directors shall determine, in its sole discretion, whether to  distribute  or retain all or any portion of the Profits.  The  Directors may distribute cash to the Members  irrespective of Profits.  All cash distributions shall be made to the Members in  accordance  with  paragraph (c) of this Section
5.4. Provided,  however,  no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board; provided, further, notwithstanding  any other language herein no  distributions in dissolution will be made until all loans from all Members,  including all principal and interest, are repaid in full. Such repayments  shall be made on a Pro Rata basis.  Nothing herein shall be construed as requiring the making of distributions  prior to the repayment of loans from unrelated parties.

     (b) The Board may agree to  distribute  to the Members in kind any property held by the  Company.  Any such  distribution  of property  shall be referred to herein as a "Distribution  in Kind." The value of any such  Distribution in Kind at the  time of  such  distribution  shall  be  determined  in  accordance  with paragraph  (d) of this  Section 5.4 and such  distribution  shall be made to the
Members in accordance with paragraph (c) of this Section 5.4.

Distributions  in Kind, made pursuant to this paragraph (b), shall be subject to such  restrictions  and  conditions  as the  Board  shall  have  determined  are necessary  or  appropriate  in  order  for  such  distributions  to be  made  in accordance with applicable law.

     (c) Any  distribution  of Profits in accordance  with this Section 5.4, and any distribution,  other than Profits, of cash pursuant to paragraph (a) of this
Section 5.4 or  Distribution  in Kind  pursuant to paragraph (b) of Section 5.4, shall be made to the Members according to their Percentage Interests.

     (d) The Value of any  Distribution in Kind as of any date of  determination
(or in the event such date is a holiday or other day that is not a business day, as of the next preceding  business day) shall be the estimated fair market value of any property distributed.

     (e) All  distributions  are  subject to set-off by the Company for any past due obligation of the Members to the Company.

5.5 Other Allocation Rules.

     (a) For purposes of  determining  the Profits,  Losses,  or any other items allocable  to any  period,  Profits,  Losses and any such other  items  shall be determined  on a daily,  monthly,  or other basis,  as  determined by the Board, using any  permissible  method  under  Section 706 of the Code and the  Treasury
Regulations thereunder.

     (b)  Notwithstanding  any other  provision in this  Agreement,  if a Member unexpectedly receives an adjustment,  allocation,  or distribution  described in
Treasury Regulation ss.ss. 1.704-1(b)(2)(ii)(d)(4),  1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6),   and  the  unexpected   adjustment,   allocation,   or
distribution results in a deficit balance in the Capital Account for the Member, the Member  will be  allocated  items of income and gain in an amount and manner sufficient  to  eliminate  the  deficit  balance or the  increase in the deficit balance as quickly as possible.  It is intended that this  subdivision will meet the  requirements  of  a  "qualified  income  offset"  as  defined  in  Treasury
Regulation ss.  1.704-1(b)(2)(ii)(d),  and this subdivision is to be interpreted and applied consistent with that intention.

     (c) If a Member's Capital Account has a deficit balance at any time and the deficit or  increase  in deficit was caused by the  allocation  of  "nonrecourse deductions," as defined in Treasury Regulation ss. 1.704-2(b), then beginning in the first taxable year of the Company in which there are nonrecourse  deductions or in which the  Company  makes a  distribution  of  proceeds  of a  nonrecourse liability  that are  allocable  to an increase in "minimum  gain," as defined in
Treasury Regulation ss. 1.704-2(d),  and thereafter  throughout the full term of the Company, the following rules shall apply:

          (i)  Nonrecourse  deductions  shall be  allocated  to the Members in a manner that is reasonably  consistent with the  allocations  that have  "substantial  economic  effect,"  as  defined  in  Treasury
               Regulation  ss.   1.704-1,   or  some  other   significant   item
               attributable   to   the   property   securing   the   nonrecourse
               liabilities, if applicable, and;

          (ii) If there is a net  decrease in minimum  gain for a taxable  year, each Member will be  allocated  items of Company  Profit for that year equal to that Member's  share of the net decrease in minimum gain as defined in Treasury Regulation ss. 1.704-2(g)(2).

     (d) The Members are aware of the income tax consequences of the allocations made by this  Article 5 and hereby agree to be bound by the  provisions  of this
Article 5 in reporting  their  shares of Company  income and loss for income tax purposes.

5.6 Transfer of Capital  Accounts.  In the event all or a portion of an Interest in the Company is  Transferred  in accordance  with the terms of the Articles of
Organization and this Agreement, the transferee shall succeed to that portion of the Capital  Account of the  transferor  which is allocable  to the  transferred
Interest.

                                   ARTICLE VI
                            MANAGEMENT OF THE COMPANY

6.1 Management.

     (a) The Company  shall be managed by a Board of  Directors if not less than twelve (12) nor more than eighteen  (18)  Members,  appointed by the Members (in accordance  with  Section  6.1  (c)).  Each  Director  shall be a Member  of the
Company.  All powers of the Company shall be exercised by or under the authority of, and the business  affairs of the Company  managed under the direction of the
Board of Directors in accordance  with this Agreement.  Individual  Directors or
Officers  designated  by the Board from time to time may act for or on behalf of the Company and execute all  agreements  on behalf of the Company and  otherwise bind the  Company as to third  parties  without  the  consent of the  Members or remainder of the Board of  Directors;  provided,  however,  that with respect to those issues requiring approval of the Members under the Act, such approval must first be obtained.

     (b) The  salaries  and other  compensation,  if any, of the  Directors  for management  services  shall be fixed  annually by a Super  Majority  Vote of the
Board.  A Board  decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

     (c) The initial  Board of Directors  is comprised of fifteen (15)  Members.
Commencing on September 15, 2005, and until modified by the Board,  the Board of
Directors  shall be comprised of fourteen (14) Members who shall be elected at a meeting of the Members by the affirmative  vote of a Majority in Interest of the
Members in accordance with Section 8.2 of this  Agreement.  Five Directors shall be elected for a term expiring in 2007;  four  Directors  shall be elected for a term expiring in 2008; and five  Directors  shall be elected for a term expiring in 2009.  Beginning in 2007,  Directors  shall be elected to fill the terms then expiring  for a term of  three  (3)  years  and  shall  serve  until  his or her successor  is  duly  elected  or,  if  earlier,  until  such  Director's  death, resignation or removal.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers  conferred by law or other  provisions of this  Agreement, and except as limited,  restricted or  prohibited  by the express  provisions of this Agreement,  the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate  and carry out the purposes,  business and objectives of the Company.
Such powers shall include, without limitation, the power to:

     (a) expend Company funds in connection  with the operation of the Company's business or otherwise pursuant to this Agreement;

     (b) employ and  dismiss  from  employment  any and all  employees,  agents, independent contractors, attorneys and accountants;

     (c)  prosecute,  settle or compromise  all claims  against  third  parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

     (d) borrow money on behalf of the Company from any Person, issue promissory notes;  drafts and other negotiable and nonnegotiable  instruments and evidences of  indebtedness,  secure payment of the principal of any such  indebtedness and the interest thereon by mortgage,  pledge,  property of the Company,  whether at the time owned or thereafter acquired;

     (e) hold, receive, mortgage, pledge, lease, transfer,  exchange,  otherwise dispose of, grant  options with respect to, and  otherwise  deal in the exercise all rights,  powers,  privileges and other  incidents of ownership or possession with  respect to all  property of whatever  nature held or owned by, or licensed to, the Company;

     (f) lend any of the Company property with or without security;

     (g) have and maintain  one or more  offices  within or without the State of
Nebraska;

     (h) open,  maintain and close bank  accounts and money market  mutual funds accounts, and draw checks and other orders for the payment of monies;

     (i) engage accountants,  custodians,  consultants and attorneys and any and all other agents and assistants  (professional and nonprofessional) and pay such compensation  in  connection  with such  engagement  that the Board of Directors determines is appropriate;

     (j) enter into, execute, make, amend, supplement,  acknowledge, deliver and perform any and all  contracts,  agreements,  licenses,  and other  instruments,
undertakings  and  understandings   that  the  Board  determines  is  necessary,
appropriate or incidental to carrying out the business of the Company;

     (k) file a petition in bankruptcy on behalf of the Company; and

     (l) delegate to the Chairman, President and other Officers or to committees of Directors  appointed by the Board, such  responsibility  and authority as the
Board deems necessary or appropriate from time to time.

     In  exercising  its powers,  the Board of  Directors  may (i) rely upon and shall be  protected  in acting or  refraining  from acting upon any  resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to lave been signed or presented by the proper party or parties; (ii) consult with counsel,  accountants,  and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such  opinion;  and (iii)  execute  any of his or her powers  hereunder  or perform  any  duties  hereunder  either  directly  or by or  through  agents  or attorneys.

6.3 Obligations of the Board of Directors. The Board of Directors shall:

     (a)  devote to the  Company  and  apply to the  accomplishment  of  Company purposes so much of the Board of Directors' time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

     (b)  maintain  accounting  records  from  which a Company  Capital  Account
Balance can be determined for each Member;

     (c) execute, file, record or publish all certificates, statements and other documents and do all things  appropriate  for the formation,  qualification  and operation of the Company and for the conduct of its business in all  appropriate jurisdictions;

     (d)  employ   attorneys  to  represent   the  Company  when   necessary  or
appropriate;

     (e) use their best  efforts  to  maintain  the  status of the  Company as a
"limited liability  company" for state law purposes,  and as a "partnership" for federal income tax purposes;

     (f) have fiduciary  responsibility for the safekeeping and use of all funds and assets of the Company,  and not employ or permit others to employ such funds or assets  (including any interest  earned thereon) in any manner except for the benefit of the Company; and

     (g)  maintain  a  current  list of the  names,  last  known  addresses  and
Percentage Interest of each Member at the Company's principal office.

6.4 Resignation of Director.  Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of a Director. Any Director may be removed from time to time with or without cause by the  affirmative  vote of Members holding 80 percent or more of the Percentage Interests.

6.6 Vacancies.  Any vacancy  occurring in the position of Director may be filled by the  affirmative  vote of a  Majority  of the  Board  based on the  remaining
Directors.

6.7  Meetings of the Board.  Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors  and shall be held at the principal  place of business of the Company,  or  elsewhere  as the notice of such meeting  shall direct. Except as otherwise expressly provided in this Agreement,  the Articles, or the Act, the  affirmative  vote of a majority of the  Directors  present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the
State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's  principal  office.  Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of  Meetings.  Written or oral notice of every  meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called,  shall be given by the  Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article 9 hereof.

6.10  Quorum.  The  presence of a Majority in  Interest of the  Directors  shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting,  a majority of the Directors  represented  may adjourn the meeting from time to time without further notice.

6.11 Officers.

     (a) The  Board  may  elect a  Chairman  or Vice  Chairman  from  among  its
Directors and may elect a President, one or more Vice Presidents, a Treasurer, a
Secretary and such additional  officers or assistant officers as the Board shall deem desirable. Any two (2) or more offices may be held by the same person.

     (b) The Officers of the Company  shall be elected  annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers  shall not be held at such meeting,  such election shall be held as soon thereafter as conveniently  may be.  Vacancies may be filled or new offices created and filled at any meeting of the Board.  Each Officer shall hold office until his or her successor  shall have been duly elected and qualified or until  his or her  death,  or until he or she shall  resign  or shall  have been removed  in the manner  hereinafter  provided.  Election  or  appointment  of an
Officer or agent shall not of itself create contract rights.

     (c) Any  Officer  or agent may be  removed by the Board at any time with or without  cause,  but such removal does not affect the contract  rights,  if any, with the Company of the person so removed.

     (d) A  vacancy  in any  office  because  of  death,  resignation,  removal, disqualification  or  otherwise,  may be filled  by the Board for the  unexpired portion of the term. An Officer may resign at any time by  delivering  notice to the Company.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending  vacancy  before the effective  date if the Board  provides that the successor does not take office until the effective date.

6.12  Liabilities  of  Directors.  In carrying out their duties  hereunder,  the
Directors  shall not be liable to the  Company or to any Member for any  actions taken in good faith and  reasonably  believed by them to be in the best interest of the  Company  or in  reliance  on the  provisions  of this  Agreement  or the
Articles,  or for good faith  errors of  judgment,  but shall only be liable for misconduct or negligence in the  performance  of their duties as Directors.  The
Directors  shall not be expected to devote their full time and  attention to the affairs of the Company,  but shall devote such amounts of time and  attention as
are  reasonable  and   appropriate  in  their  good  faith  judgment  under  the
circumstances prevailing from time to time.

6.13 Indemnification of the Directors, their Affiliates and Control Persons.

     (a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission  based upon errors of judgment or other fault in  connection  with  the  business  or  affairs  of the  Company  if the  Board determines  that such course of conduct was in the best  interest of the Company and did not  result  from the  negligence  or  misconduct  of such  Director  or
Officer.

     (b) To the fullest  extent  permitted  by law, the  Directors  and Officers
(each  such  person  being  referred  to  herein as an  "Indemnitee"),  shall be indemnified  and held  harmless  by the  Company  from and  against  any and all losses, claims, damages,  settlements and other amounts arising from any and all claims  (including  attorneys' fees and expenses,  as such fees and expenses are
incurred),   demands,   actions,   suits  or   proceedings   (civil,   criminal,
administrative or investigative),  in which they may be involved,  as a party or otherwise, by reason of their management of the affairs of the Company,  whether or not they  continue  to be such at the time any such  liability  or expense is paid  or  incurred;  provided  that  Indemnitee  shall  not be  entitled  to the foregoing  indemnification  if a court  of  competent  jurisdiction  shall  have determined  that such losses,  claims,  damages,  liabilities,  expenses or such other amounts resulted primarily from the gross negligence or misconduct of such
Indemnitee.  The termination of a proceeding by judgment,  order,  settlement or conviction  upon a plea of nolo  contenders,  or its  equivalent,  shall not, of itself, create any presumption that such losses, claims,  damages,  liabilities, expenses  or such  other  amounts  resulted  primarily  from the  negligence  or misconduct of any Indemnitee or that the conduct giving rise to such  liability, was not in the best interest of the Company.  The Company  shall also  indemnify any  Indemnitee who was or is a party or is threatened to be made a party to any threatened,  pending or  completed  action by or in the right of the  Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company,  against any losses, claims, damages,  liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or  settlement  of such action;  provided  that no  Indemnitee  shall be entitled to the foregoing  indemnification if a court of competent  jurisdiction shall  have  determined  that any such  losses,  claims,  damages,  liabilities, expenses or such other  amounts  resulted  from the  negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without  limitation,  attorneys' fees and expenses)  incurred as a result of any demand,  action,  suit or proceeding  referred to in this paragraph (b) provided that (i) the legal action  relates to the  performance  of duties or services by the Indemnitee on behalf of the Company;  and (ii) the  Indemnitee  gives a full recourse promissory note to the Company for the amounts of such advances payable in  the  event  that  the  Indemnitee  is  determined  to  be  not  entitled  to indemnification hereunder.

     (c) The  indemnification  provided by  paragraph  (b) of this  Section 6.13 shall not be deemed to be exclusive of any other rights to which any  Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall  continue  as to an  Indemnitee  who has  ceased  to have an  official
capacity  and  shall  inure  to  the  benefit  of  the  heirs,   successors  and
administrators of such Indemnitee.

     (d) Any indemnification  pursuant to this section will be payable only from the Company's assets.

6.14 Transactions  with the Directors or their Affiliates.  The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members
(or their Affiliates),  provided that any such transactions shall be on terms no more favorable to the Directors,  Officers,  Members (or their  Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15  Conflicts of Interest.  Subject to the other  express  provisions  of this
Agreement,  the  Directors  at any time and from time to time may  engage in and possess  interests  in  other  business  ventures  of any  and  every  type  and description,  independently  or with others,  including ones in competition with the Company,  with no obligation to offer to the Company or any other Member the right to participate therein.

                                  ARTICLE VII
                        RIGHTS AND OBLIGATIONS OF MEMBERS

7.1  Limitation of Liability.  Each Member's  liability  shall be limited as set forth in this Agreement, the Act and other applicable law.

                                       10

7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the  Company  beyond his or her  respective  Capital  Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3 Liability to Third  Parties.  No Member or Director is liable for the debts, obligations or liabilities of the Company,  whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of  Authority.  No Member  (other  than a  Director  or an  Officer  as provided under Article VI) has the authority or power to act for or on behalf of the Company,  to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5 List of Members. Upon written request of any Member, the Board shall provide a list showing the names,  addresses and  Interests of all Members.  Such Member shall pay any reasonable expense associated with such request.

7.6 Member Liability to the Company.

     (a) A Member who rightfully  receives the return in whole or in part of its
Capital  Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

     (b) A Member who receives a Distribution made by the Company:  (i) which is either in violation of this  Agreement,  or (ii) when the Company's  liabilities exceed its assets (after giving  effect to the  Distribution),  is liable to the
Company for a period of six (6) years after such  Distribution for the amount of the Distribution.

7.7 Representations  and Warranties.  Each Member hereby represents and warrants to the Company that:  (i) the Member has full power and authority to execute and agree to this Agreement and to perform its obligations  hereunder,  and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken;  (ii) the Member has duly executed and delivered  this  Agreement;  and (iii) the Member's  authorization, execution,  delivery, and performance of this Agreement do not conflict with any other  agreement or  arrangement  to which the Member is a party or by which the
Member is bound.

7.8 Member Information.

     (a) In  addition  to the  other  rights  specifically  set  forth  in  this
Agreement,  each Member is entitled to the  information  to which that Member is entitled to have access  pursuant to the Act,  under the  circumstances  therein stated.

     (b) The  Members  acknowledge  that,  from time to time,  they may  receive information  from or  concerning  the Company in the nature of trade  secrets or that otherwise is  confidential,  the release of which may damage the Company or
Persons with which it does business. Each Member shall hold in strict confidence any  information  that it receives  concerning the Company that is identified as being  confidential (and if that information is provided in writing,  that is so marked) and may not disclose it to any Person  other than another  Member or the
Director,  except for  disclosures  (i)  compelled  by law (but the Member  must notify  the  Director  promptly  of any  request  for that  information,  before disclosing it, if legal and practicable);  (ii) to Persons to whom that Member's
Interest may be  transferred  as permitted  by this  Agreement,  but only if the recipients  have agreed to be bound by the  provisions  of this  Section 7.8; or
(iii) of information that the Member also has received from a source independent of the Company and the Member  reasonably  believes  that  source  obtained  the information  without  breach of any obligation of  confidentiality.  The Members acknowledge  that  breach  of the  provisions  of this  Section  7.8  may  cause irreparable  injury to the Company for which  monetary  damages are  inadequate, difficult  to  compute,  or  both.  Accordingly,  the  Members  agree  that  the provisions of this Section 7.8 may be enforced by specific performance.

7.9 Membership Certificates. "Membership Certificates" in the form determined by the Beard may be  delivered  representing  all  Interests  to which  Members are entitled.  If  issued,  such  Membership  Certificates  shall  be  consecutively numbered, and shall be entered in the books of the Company and on the Membership
Register,  as they are issued.  Each Membership  Certificate  shall state on the face thereof the holder's  name,  the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by
a

                                       11

Director  of the  Company  and may be sealed  with the seal of the  Company or a facsimile thereof if adopted.  The signature of the Director upon the Membership
Certificates  may be  facsimile.  Subject to Article 10, upon  surrender  to the
Company of a Membership  Certificate  for Interests duly endorsed or accompanied by proper evidence of succession,  assignment or authority to Transfer, it shall be the duty of the Company to issue a new  Membership  Certificate to the person
entitled  thereto,   cancel  the  old  Membership  Certificate  and  record  the transaction upon its books and records and the Membership Register.  Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole  discretion,  may be placed upon any  counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

      The sale,  pledge,  hypothecation,  assignment or transfer of the ownership  interest  represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of NEDAK  Ethanol,  LLC, as amended from time to time.  Copies of the Operating  Agreement may be obtained upon written  request to the Board of Directors of NEDAK Ethanol, LLC.

                                  ARTICLE VIII
                               MEETINGS OF MEMBERS

8.1 Voting Power. The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members;
provided,  however,  that the dissolution and winding up of the Company requires the approval of Members  required  under Section  21-2622 of the Act, as amended from time to time; provided,  however, in the event that the statute referred to above is  amended  to  require  approval  of  Members  holding  less than 66 2/3 percent,  the  dissolution  and  winding up of the  Company  shall  require  the affirmative  vote of Members  holding 80  percent of the  Percentage  Interests.
Provided,  further,  that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange,  lease, mortgage, pledge  or other  transfer  of all or  substantially  all of the  assets  of the
Company  other than in the ordinary  course of  business;  and (b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors,  every Member entitled to vote at such election  shall have the right to vote, in person or by proxy,  the number of Units owned by him or her for as many  persons as there are  Directors to be  elected  and for  whose  election  he or she has a right to  vote,  or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors  multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

8.3  Meetings of Members.  The annual  meeting of Members  shall be held on such date as the Board shall by  resolution  specify  within a period  commencing  on
January 1 and  ending on June 30 in each  year,  beginning  with  2007.  At each annual meeting, Members shall conduct such business as may be properly presented to such  meeting.  If the day  fixed  for the  annual  meeting  shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the  Company may be called by the  Chairman of the Board, by any three (3) Directors,  or by the  affirmative  vote of Members  holding at least a 10 percent Percentage  Interest and shall be held at the principal place of business of the Company,  or  elsewhere  as the notice of such meeting  shall direct. Members may attend any such meeting in person or by proxy.

8.4 Place of Meeting.  The Board of Directors may designate any place, either in or out of the State of Nebraska,  as the place of meeting for any meeting. If no designation  is made,  the place of  meeting  shall be the  Company's  principal office.

8.5 Notice of Meetings.  Written  notice  stating the date time and place of the meeting and a  description  of the purpose or purposes  for which the meeting is
called,   shall  be  mailed,   unless  oral  notice  is  reasonable   under  the
circumstances,  not fewer than ten (10) nor more than sixty (60)  calendar  days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is  effective  when  mailed  addressed  to the  Member's  address  shown  in the
Company's current record of Members, with postage prepaid.

                                       12

8.6  Quorum.  The  presence  of  Members  holding a majority  of the  Percentage
Interests in person or by proxy shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting, a majority of the Percentage
Interests  represented may adjourn the meeting from time to time without further notice.

                                   ARTICLE IX
                               WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the  provisions of this Agreement or under the provisions of the Articles or the
Act, waiver thereof in writing, signed by the person or persons entitled to such notice,  whether  before  or after  the time  stated  therein,  shall be  deemed equivalent to the giving of such notice.

9.2 Waiver by  Attendance.  A Member's or Director's  attendance at a meeting of the Members or Directors,  respectively:  (i) waives objection to lack of notice or  defective  notice of the  meeting,  unless  the  Member or  Director  at the beginning  of the meeting or promptly  upon the Member's or  Director's  arrival objects to holding the meeting or transacting  business at the meeting, and (ii)
waives objection to consideration of a particular  matter at the meeting that is not within the purpose or purposes  described in the meeting notice,  unless the
Member or Director objects to considering the matter when it is presented.

9.3 Consent to Action Without  Meeting.  Any action  required or permitted to be taken by the  Members  or  Mangers  by vote may be taken  without a  meeting  on written consent.  The consent shall set forth the actions so taken and be signed by a Two-Third's Majority of the Members or Directors.

                                   ARTICLE X
                        TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an
Interest  without  the prior  written  consent of the Board of  Directors  which consent  may be withheld in the sole  discretion  of the Board.  Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the  determination of the Board,  such Transfer would cause the Company to be treated  as a Publicly  Traded  Partnership,  and any  Transfer  of Unit(s)  not
approved by the Board of  Directors  or that would  result in a violation of the restrictions  in this Agreement or applicable law shall be null and void with no force or effect whatsoever,  and the intended transferee shall acquire no rights in such Unit.

10.2 Permitted Transfers.  Subject to Section 10.1 above and the limits on total maximum  ownership set forth in Section 4.3 of this  Agreement,  any Transfer of
Units  made in  accordance  with the  following  provisions  will  constitute  a
"Permitted Transfer" for purposes of this Agreement:

     (a) A Transfer by a Member and any related persons (as defined in the Code)
in one or more  transactions  during  any  thirty  (30)  calendar  day period of
Interests  representing  in the  aggregate  more  than 2  percent  of the  total
Interests in Company;

     (b) A  Transfer  or  series of  related  Transfers  by one or more  Members
(acting  together)  which involves the Transfer of fifty percent (50 percent) or more of the outstanding Units; or

     (c)  Transfers  of Units  effected  through a Qualified  Matching  Services
Program; or

     (d) A  Transfer  by gift or  bequest  only to a  spouse  or  child  of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days' prior written notice to the Company of such gift or bequest; or

     (e) Other  Transfers  during the tax year that,  in the  aggregate,  do not exceed 2 percent of the total Interests outstanding.

                                       13

10.3  Conditions  Precedent to Transfers.  The Board of  Directors,  in its sole discretion,  may elect not to  recognize  any Transfer of Units unless and until the Company has received:

     (a) an opinion of counsel  (whose fees and  expenses  shall be borne by the transferor)  satisfactory  in form and substance to the Board that such Transfer may be lawfully made without  registration  or  qualification  under  applicable state and federal  securities  laws, or such Transfer is properly  registered or qualified under applicable  state and federal  securities laws and if, requested by the Company that such  Transfer will not cause the Company to be treated as a
Publicly Traded Partnership;

     (b) such documents and instruments of conveyance executed by the transferor and  transferee as may be necessary or  appropriate in the opinion of counsel to the  Company to effect such  Transfer,  except that in the case of a Transfer of
Units  involuntarily  by operation  of law,  the Transfer  shall be confirmed by presentation  of  legal  evidence  of  such  Transfer,  in  form  and  substance satisfactory to the Company;

     (c) the transferor's Membership Certificate;

     (d)  the  transferee's   taxpayer   identification  number  and  sufficient
information  to  determine  the  transferee's  initial tax basis in the interest transferred,  and any other  information  reasonably  necessary  to  permit  the
Company to file all  required  federal and state tax  returns and other  legally required information statements or returns;

     (e)  evidence  satisfactory  in form and  substance  to the Board  that the transferee meets the maximum Unit ownership  limitation set forth in Section 4.3 of this Agreement; and

     (f) other  conditions  on the  Transfer of Units  adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4 Death of Member.

     (a) Upon the death of any Member, the estate or personal  representative of the  deceased  Member  shall have the right and option to  request  the  Company repurchase the deceased  Member's Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships.
If the estate or personal,  representative  exercises  such right and option the
Company shall, subject to Section 10.4(b) below,  purchase the deceased Member's
Interest  at the Fair  Market  Value of such  Interest  in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions  set forth in Section  10.5 and Section  10.6  below.  This right and
option  may  be  exercised  by  the   deceased   Member's   estate  or  personal
representative  by providing  written  notice to the Company  within one hundred twenty (120) days after the date of your death;  provided,  however, the Company will not repurchase such interest  earlier than sixty (60) days after receipt of the written  notice from the estate or personal  representative  requesting  the purchase.

     (b) Any  Transfer  pursuant  to this  Section  10.4  shall be  subject to a determination  by the Board that such Transfer shall not cause the Company to be deemed a Publicly  Traded  Partnership,  and such Transfer  shall be affected in accordance with this Agreement,  the Code and applicable  Treasury  Regulations, and shall be further  subject to the prior  approval  of the Board  which may be withheld in its sole discretion.

10.5 Payment Terms. If the purchase price for an Interest  transferred  pursuant to Section 10.4 above exceeds thirty thousand dollars ($30,000.00),  the Company shall have the option to pay for the  Interest  purchased by paying ten thousand dollars  ($10,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five
(5) equal annual  installments  due on the  anniversary  date of the Closing and shall accrue  interest per annum at a rate  determined  by the Board which shall not be less than the then  current  prime  rate  established  by any major  bank selected  by the Board  for loans to the  bank's  most  creditworthy  commercial borrowers.  The Company may prepay the promissory  note, in whole or in part, at any time without penalty or premium.

10.6 Events in Connection with the Sale of Interests.

                                       14

     (a) If there is a sale of Interest  under Section 10.4 of this Agreement to the Company, the closing ("Closing") shall occur at a time mutually agreeable to the parties and in accordance  with the time periods set forth in the applicable provision of this Agreement; provided however, the Closing shall not occur until at least sixty (60) days after the  Company's  receipt of notice from the estate or personal  representative  requesting  the  Company  repurchase  the  deceased
Member's  Interest,  but in no event  later than one hundred  twenty  (120) days after the date of the Company's receipt of such notice.

     (b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased,  as the case may be, by an amount equal to any  indebtedness  owed the deceased Member by the
Company,  or the deduction of any indebtedness  owed the Company by the deceased
Member, or both.

     (c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the  Interest,  including  the right to vote such  Interest and to receive  distributions,  shall  terminate at Closing, except for the Member's right to receive payment therefor.

10.7 Redemption of Interests.

     (a) A Member (the "Requesting Member") may request redemption of his or her
Interest  upon not less than sixty (60) calendar  days' prior written  notice to the Board of  Directors.  The Board,  in its sole  discretion,  shall  determine whether to redeem such  Interest and the Board is under no  obligation to redeem any Interest of any Requesting Member.

     (b)  Notwithstanding   anything  contained  herein  to  the  contrary,  any
redemption  pursuant to this Section 10.7 shall be subject to a determination by the Board,  in its sole  discretion,  that such  redemption  shall not cause the
Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance  with this  Agreement,  the Code and applicable  Treasury
Regulations,  and shall be further  subject to the prior  approval  of the Board which may be withheld in its sole discretion.

10.8 Redemption Payment.

     (a) Upon the  redemption  of a Member under Section  10.7,  the  Requesting
Member  shall be  entitled to a payment  equal to the Fair Market  Value of such
Member's  Interest  in  the  Company  as of  the  effective  date  of  the  (the
"Redemption  Payment");  provided,  however,  if the  remaining  Members  of the
Company  agree to dissolve the Company in  accordance  with Section 13.1 of this
Agreement,  then in no event  shall  such  Member be  entitled  to a  Redemption
Payment,  but such Member will be entitled to such Member's  share of the assets of the Company pursuant to Section l 3.3 below.

     (b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company's  receipt of the notice from the Requesting  Member  required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the  Redemption  Payment by paying five thousand  dollars
($5,000) upon the effective  date of the  redemption  and executing a promissory note for the  balance of the  Redemption  Payment.  Such note shall be dated and delivered on the effective  date of the withdrawal and shall be paid in five (5)
equal annual  installments  due on the  anniversary  date of the  withdrawal and shall accrue  interest per annum at a rate  determined  by the Board which shall not be less than the then  current  prime  rate  established  by any major  bank selected  by the Board  for loans to the  bank's  most  creditworthy  commercial borrowers.  The Company may prepay the promissory  note, in whole or in part, at any time without penalty or premium.

     (c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any  indebtedness  owed the  Requesting  Member by the
Company, or the deduction of any indebtedness owed the Company by the Requesting
Member,  or both.  All  rights  of the  Member  with  respect  to the  Interest, including  the right to vote such Interest and to receive  distributions,  shall terminate at Closing,  except for the Member's right to receive payment therefor upon  the  effective  date  of the  redemption  which  shall  be  determined  in accordance with Section 10.9 below.

                                       15

10.9 Effective Date of Transfer.

     (a) Any  Transfer of a Unit shall be deemed  effective as of the day of the month and year:  (i) which the  Transfer  occurs  (as  reflected  by the form of assignment);  and (ii) the  transferee's  name and  address  and the  nature and extent of the  Transfer are  reflected in the records of the Company;  provided, however,  the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b)
below.  Any  transferee  of a Unit shall take  subject  to the  restrictions  on
Transfer imposed by this Agreement.

     (b) The Board,  in its sole  discretion,  may establish  interim periods in which Transfers may occur (the "Interim Transfer Periods");  provided,  however, the Board  shall  provide  Members  reasonable  notice of the  Interim  Transfer
Periods and advance notice of any change to the Interim  Transfer  Periods.  For purposes of making  allocations of Profits and Losses,  and  Distributions,  the
Company will use the interim  closing of the books  method  (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day  following  the close of Interim  Transfer  Period in which the
Member complied with the notice,  documentation and information  requirements of
Article 10. All  Distributions  on or before the end of the  applicable  Interim
Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all  Distributions  thereafter shall be made to the  transferee.  The Board the authority to adopt other  reasonable  methods and/or conventions.

     (c) The  Board  shall  have  the  power  and  authority  to  adopt  another reasonable  method  and/or  convention  with  respect  to such  allocations  and distributions;  provided,  neither the Company,  the Board, any Director nor any
Member shall incur any liability for making  allocations  and  distributions  in accordance  with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by  Members),  whether or not the Board or any Director or the Company or any Member has  knowledge  of any  Transfer of  ownership  of any
Interest in the Company.

10.10 Fair Market Value.  Upon the Transfer of any Interest  pursuant to Section
10.4, or the  redemption of an Interest  pursuant to Section 10.7,  the purchase price or  Redemption  Payment  shall be  equal to the Fair  Market  Value of the
Interest. "Fair Market Value" of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation  determination  of the per Unit  value of the  Company by the Board in good faith;  provided,  that such  valuation  shall be  calculated on a basis as consistent  as  practicable  from  period to period.  The Board may, in its sole discretion,  employ the advice of independent and qualified professionals in the determination  of the Fair Market Value,  but is not under any  obligation to do
so. The Fair Market Value of the Company shall be determined at least  annually.
Valuations  shall generally be performed,  at the discretion of the Board, as of the end of each fiscal year of the Company's operations at the annual meeting of the Board;  however,  the Board,  in its sole  discretion,  may have fair market valuations of the Company  performed at any time or from time to time during any year and, except as otherwise  specifically  provided in this  Agreement,  shall utilize the results of the most recent  valuation in determining the Fair Market
Value of an  Interest  for  purposes of this  Agreement.  No Member or any party other than the Board  shall  have the right to require or request  that a new or more recent  valuation be performed for purposes of determining  the Fair Market
Value of the Company or an Interest  hereunder.  The Company shall not establish the Fair  Market  Value more than four (4) times  during the  Company's  taxable year.

10.11 Expenses.  Except as otherwise  expressly provided herein, all expenses of the Company  incident to the  admission  of the  transferee  to the Company as a
Member shall be charged to and paid by the transferring Member.

                                   ARTICLE XI
                      RECORDS, FINANCIAL AND TAX REPORTING

11.1  Records  and  Accounting.  The books of account  and other  records of the
Company shall be maintained at the Company's  principal  place of business.  The
Company  shall  prepare  its  financial   statements  using  generally  accepted
accounting principles, consistently applied.

11.2  Tax  Information.  The  Board  will use its  best  efforts  to cause to be delivered,  as soon as  practical  after  the  end of  each  fiscal  year of the
Company, to the Members and Persons who were Members during such fiscal year all

                                       16

information  concerning the Company necessary to enable such Member or Person to prepare  such  Member's (or  Person's)  Federal and state income tax returns for such fiscal year,  including a statement  indicating such Member's (or Person's)
share of  Profits,  Losses,  deductions  and  credits  for such  fiscal year for
Federal and state income tax purposes,  and the amount of any Distribution  made to or for the account of such Member or Person  during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matter Member.  Jerome  Fagerland is hereby appointed and authorized to perform all duties  imposed by Sections 6221 and 6232 of the Code as "tax matter partner"  of the  Company.  The  Company  shall  indemnify,  to the full  extent permitted by law, the tax matter partner from and against any damages and losses
(including  attorneys'  fees) arising out of or incurred in connection  with any action taken or omitted to be taken by in carrying out  responsibilities  as tax matter  partner,  provided  such  action  taken or  omitted to be taken does not constitute fraud, negligence or misconduct.

11.5 Access to Books and Records.

     (a) A Member of the  Company  shall be  entitled to inspect and copy during regular business hours at the Company's  principal office the following  records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

          (i)  Articles or Restated  Articles of Organization and all amendments thereto currently in effect;

          (ii) Operating  Agreement and all restatements and amendments  thereto currently in effect;

          (iii) Minutes of all Member  meetings  and records of all action taken by Members without a meeting for the past three years;

          (iv) All written  communications  to the Members  generally within the past three years;

          (v)  Annual  financial  statements  that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement  of changes in  Members'  equity for that year unless such information  appears elsewhere in the financial  statements, along  with  the  accountant's  report  if the  annual  financial statements are reported upon by a public accountant;

          (vi) A list of the  names  and  business  addresses  of the  Company's current Directors and officers; and

          (vii) The most recent  annual  report  delivered by the Company to the
               Nebraska Secretary of State.

     (b) A Member shall be entitled to inspect and copy during regular  business hours at a reasonable  location  specified  by the Company any of the  following records of the Company if the Member meets the  requirements  of Section 11.5(c)
below and gives the  Company  written  notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

          (i)  Excerpts  from minutes of any meeting of the Board of  Directors, records of any action of a  committee  of the Board of  Directors while  acting in place of the Board of Directors on behalf of the
               Company,  minutes of any meeting of the  Members,  and records of action  taken by the  Members  or Board of  Directors  without  a meeting, to the extent not subject to inspection under subsection
               (1) of this section;

                                       17

          (ii) Accounting records of the Company; and

          (iii) The Membership Register.

     (c) A Member may inspect and copy the records  described in Section 11.5(b)
above  only if: (i) the  Member's  demand is made in good faith and for a proper purpose;  (ii) the Member  describes with  reasonable  particularity  his or her purpose and the records he or she desires to inspect;  and (iii) the records are directly connected with the Member's purpose.

                                  ARTICLE XII
                                 FISCAL AFFAIRS

12.1 Elections.

     (a) The Board of  Directors  may elect to adjust the basis of the assets of the Company for federal  income tax purposes in  accordance  with Section 754 of the Code in the event of a  distribution  of Company  property as  described  in
Section  734 of the Code or a  transfer  by any Member of the  Interest  of such
Member in the Company as described in Section 743 of the Code.

     (b) The Board of  Directors,  at any time and from  time to time,  may also make  such  other tax  elections  as it deems  necessary  or  desirable,  in its discretion.

12.2  Interim  Closing of the Books.  There  shall be an interim  closing of the books of account of the  Company  (i) at any time a taxable  year of the Company shall end  pursuant to the Code,  and (ii) at any other time  determined  by the
Board of  Directors  to be required  for good  accounting  practice or otherwise appropriate under the circumstances.

                                  ARTICLE XIII
                           TERMINATION AND DISSOLUTION

13.1  Events  Requiring  Termination  and  Dissolution.  The  Company  shall  be dissolved  upon the  occurrence  of any event  which  would  make  unlawful  the continuing existence of the Company or in accordance with Section 21-2622 of the
Act,  as amended  from time to time;  provided,  however,  in the event that the statute referred to above is amended to require approval of Members holding less than 66 2/3  percent of the  Percentage  Interests,  the  Company  shall only be dissolved upon the approval of Members  holding 66 2/3 percent of the Percentage
Interests (each a "Liquidating Event").

13.2 Winding Up Period Upon the occurrence of a Liquidating  Event,  the Company shall  continue  solely for the purposes of winding up its affairs in an orderly manner,  liquidating its assets,  and satisfying the claims of its creditors and
Members.  No Member  shall take any action  that is  inconsistent  with,  or not necessary  to or  appropriate  for,  the winding up the  Company's  business and affairs.  To the extent not inconsistent  with the foregoing,  all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has  terminated.  The Board shall be responsible  for overseeing the winding up and  liquidation  of the Company,  shall take full account of the
Company's  liabilities  and assets,  shall cause the assets to be  liquidated as promptly as is consistent with obtaining the Value thereof,  and shall cause the proceeds  therefrom,  to the  extent  sufficient  therefor,  to be  applied  and distributed in the manner required by the Act.  Without  limiting the generality of the  foregoing,  the Board of Directors,  in carrying out such winding up and distribution,  shall have full power and authority to sell the Company's assets, or any part thereof, or to distribute the same in kind to the Members.

13.3 Distribution.

     (a) Upon the occurrence of a Liquidating  Event and the  dissolution of the
Company, the affairs of the Company shall be wound up in accordance with Section
13.2  above.  The  fair  market  value of the  assets  of the  Company  shall be determined,  with the Value of any real or personal property held by the Company being  determined in accordance  with  paragraph (e) of Section 5.4 and the fair market  value of any other  assets held by the

                                       18

Company (other than cash) being determined by an independent  appraiser selected by the Board.  Thereupon,  the assets of the Company shall be distributed in the following  manner and order:  (i) to the claims of all creditors of the Company, including  Members  who are  creditors,  to the  extent  permitted  by  law,  in
satisfaction  of  liabilities  of  the  Company,   other  than  liabilities  for
distributions to Members;  (ii) to Members and former Members in satisfaction of liabilities for distribution,  pursuant to Section 21-2625(1)(b) of the Act, and
(iii) to the Members with positive  Capital Account  Balances in accordance with their Percentage  Interests.  Each such Member entitled to a distribution of any assets of the Company,  pursuant to clause (iii) of this  paragraph  (a),  shall receive such Member's  share of such assets in cash or in kind,  and the portion of such share that is received  in cash may vary from  Member to Member,  all as the Board of Directors in their  discretion may decide.  If distributions to any
Member upon termination of the Company are insufficient to return to such Member the full amount of such Member's Capital Contribution, such Member shall have no recourse  against  the Board of  Directors,  the  Company or  against  any other
Member.

     (b) In the discretion of the Board, a Pro Rata portion of the distributions that would  otherwise be made to the Members  pursuant to Section 13.3(a) hereof may be:

          (i)  distributed to a trust established for the benefit of the Members for  the  purposes  of  liquidating  Company  assets,  collecting amounts  owed  to the  Company,  and  paying  any  contingent  or unforeseen  liabilities  or  obligations of the Company or of the
               Members  arising out of or in  connection  with the Company.  The assets of any such trust shall be distributed to the Members from time to time, in the reasonable  discretion of the Board,  in the same  proportions as the amount  distributed to such trust by the
               Company  would  otherwise  have been  distributed  to the Members pursuant to Section 13.3(a) hereof; or

          (ii) or  withheld  to  provide  a   reasonable   reserve  for  Company
               liabilities   (contingent   or  otherwise)  and  to  reflect  the
               unrealized  portion of any  installment  obligations  owed to the
               Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

13.4 Deficit Capital Account Balance. The Members shall have no liability to the
Company,  to the other Members, or to the creditors of the Company on account of any deficit  balance in such  Member's  Capital  Account  Balance  except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution.  The Company shall be solely responsible for payment of liabilities to its creditors.

                                  ARTICLE XIV
                                 MISCELLANEOUS

14.1 Notices.  All Notices or other communications under this Agreement shall be in writing (unless otherwise  expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage  prepaid,  addressed in care of the  respective  Members or Directors at their last-known  address.  Notice may also be delivered by means of a confirmed telecopy,  provided the original of the notice is also promptly deposited in the
United  States Mail,  first class postage  prepaid,  addressed to the Members or
Director's  at such  address.  Notice of change of address shall be given to the
Company by hand or first class United States Mail,  after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express  provision  hereof,  any such notice shall be deemed  to be  effective  as of the  earliest  of (a) the  date of  delivery  or confirmed telecopy,  or (b) the third business day following the date of deposit with the United States Post Office or in a regularly  maintained  receptacle for the deposit of United  States Mail.  Any refusal to accept  delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director,  Member, employee or agent of the Company or is or was serving at the request of the  Company as a  Director,  Member,  officer,
Director,  employee or agent of another limited liability company,  corporation, partnership,  joint venture,  trust, or other enterprise,  against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

                                       19

14.3  Successors.  This  Agreement and all of the terms and  provisions  thereof shall be binding upon the Directors and all Members and their  respective  legal representatives, heirs, successors and permitted assigns.

14.4  Applicable  Law.  This  Agreement  and the rights and  obligations  of the
Members  thereunder  shall be construed  and  interpreted  under the laws of the
State of Nebraska without regard to its conflict of law principals.

14.5  Amendments.  This Agreement may not be modified or amended except upon the
Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds (2/3)
Majority of the Members.  Upon the  modification or amendment of this Agreement, the Board shall  promptly  execute  such  amendments  or other  documents as the
Company deems  appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material  modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition.  Each of the Members of the Company irrevocably waives any right to maintain any action for  partition  with respect to the property of the Company.

14.7  Company  Property.  The legal  title to any real or  personal  property or interest therein now or hereafter  acquired by the Company shall be owned,  held or operated in the name of the Company, and no Member, individually,  shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members.  Each Person becoming a Member, by becoming a Member,  ratifies all action duly taken by the  Company,  pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and  exhibits  is for  convenience  of  reference  only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason  whatsoever,  such  enforceability or invalidity shall not affect the  enforceability  or  validity  of the  remaining  terms or  portions of this
Agreement,  and each such  unenforceable  or  invalid  portion  hereof  shall be severable  from  the  remainder  of this  Agreement  and the  remainder  of this
Agreement shall be interpreted as if such  unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board,  the Members agree to sign and swear to any  certificate  required by the  Act,  to  sign  and  swear  to any  amendment  to or  cancellation  of such certificate  whenever such  amendment or  cancellation  is required by law or by this  Agreement,  and to cause the filing of any of the same of record  wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been  executed by a person if there exists a  photocopy,  facsimile  copy,  or a photocopy of a facsimile copy of an original  hereof or of a counterpart  hereof which  has been  signed  by such  person.  Any  photocopy,  facsimile  copy,  or photocopy of facsimile copy of this  Agreement or a counterpart  hereof shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire  Agreement.  This Agreement is the sole operating  agreement of the
Company and  constitutes the entire  agreement among the parties;  it supersedes any prior agreements or understandings  among the parties,  oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall  include the singular and the plural,  and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

                                       20

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights  under this  Agreement,  or in  insisting  on strict  performance  of any covenant or condition contained in this Agreement,  shall operate as a waiver of any of such Member's rights hereunder.

14.17 Submission to  Jurisdiction.  Each of the parties to this Agreement hereby submits to the  jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha,  Nebraska (the "Nebraska Court") in any action  or  proceeding  arising  out of or  relating  to this  Agreement  or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding  arising out of or relating to this Agreement or the  transactions contemplated  thereby in any other court  except as may be  necessary to enforce any  judgment or order of the  Nebraska  Court.  Each of the parties  waives any defense of inconvenient  forum to the maintenance of any action or proceeding so brought and waives any bond,  surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged  irreparably  in the event any of the provisions of this  Agreement  are not performed in accordance  with their  specific  terms or otherwise are breached.  Accordingly,  each of the parties agrees that the other parties shall be entitled,  without  posting a bond or other  collateral,  to an injunction  or  injunctions  to  prevent  breaches  of the  provisions  of  this
Agreement  and  to  enforce  specifically  this  Agreement  and  the  terms  and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall  constitute  one and the same instrument.

14.20  Creditors.  None of the  provisions  of this  Agreement  shall be for the benefit of or enforceable by any creditors of the Company.

IN  WITNESS  WHEREOF,  all of the  Members  of the Board of  Directors  of NEDAK
Ethanol,  LLC have adopted this Agreement effective as of the 16th day of April,
2006.

/s/ Jerome Fagerland                   /s/ Everett Vogel
--------------------------------       --------------------------------

/s/ Todd Shane                         /s/ Tim Borer
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/s/ Gerald Winnings                    /s/ Steve Dennis
--------------------------------       --------------------------------

/s/ Paul Corkle                        /s/ Jeff Lieswald
--------------------------------       --------------------------------

/s/ Kirk Shane                         /s/ Ken Osborne
--------------------------------       --------------------------------

/s/ Paul Seger                         /s/ Dick Bilstein
--------------------------------       --------------------------------

/s/ Clayton Goeke                      /s/ Robin Olson
--------------------------------       --------------------------------